Exhibit 23.3

Chairman
James W Boyd

President and CEO
John T Boyd II

Managing Director and COO
Ronald L Lewis

Vice Presidents
Richard L Bate
James F Kvitkovich
Russell P Moran
John L Weiss
William P. Wolf

Vice President
Business Development
George Stepanovich, Jr.

Managing Director - Australia
Ian L. Alexander

Managing Director - China
Dehui (David) Zhong

Assistant to the President
Mark P Davie

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA 15317
(724) 873-4400
(724) 873-44D1
itboydp@jtboyd.com

Denver
(303) 293-8988
itboydd@jtboyd.com

Brisbane
61 7 3232-5000
itboydau@jtboyd.com

Beijing
86 10 6500-5854 rboydcn@jtboyd.com

London
44 208 748-5344 Tel/Fax

www.jtboyd.com

February 14, 2011
File: 3221.2

We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2009, included in the Registration Statement on Form S-1 of U.S. China Mining Group, Inc. We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, to our resource estimates as of December 31, 2009, in accordance with the requirements of the Securities Act of 1933, as amended.

Respectfully submitted,

JOHN T. BOYD COMPANY
By:

Ronald L. Lewis
Managing Director and COO

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